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                                                                    EXHIBIT 5.1

                     [LETTERHEAD OF HOLLAND & KNIGHT LLP]

                                   June _, 1997



Republic Bancshares, Inc.
111 Second Avenue, N.E., Suite 300
St. Petersburg, Florida 33701
Attention: Board of Directors

BBC Capital Trust I
c/o Republic Bancshares, Inc.
111 Second Avenue, N.E., Suite 300
St. Petersburg, Florida 33701
Attention; Administrative Trustees

                             Re: RBI Capital Trust I

Gentlemen:

         We have acted as counsel to Republic Bancshares, Inc., a Florida corporation (the "Company") and RBI Capital Trust I, a Delaware statutory business trust ("RBI Capital"), in connection with the preparation of a Registration Statement on Form S-2 (together with any amendments thereto, the "Registration Statement") filed by the Company and RBI with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended, preferred securities (the "Preferred Securities") of RBI Capital, junior subordinated debentures (the "Junior Subordinated Debentures") of the Company and the guarantee of the Company with respect to the Preferred Securities (the "Guarantee").

         In connection with this opinion, we have examined origin or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust (the "Certificate of Trust") filed by RBI Capital with the Secretary of State of the State of Delaware on May 29, 1997; (ii) the Trust Agreement, dated as of May 29, 1997, with respect to RBI Capital; (iii) the form of the Amended and Restated Trust Agreement with respect to RBI Capital; (iv) the form of the Preferred Securities of RBI Capital; (v) the form of the Guarantee between the Company and Wilmington Trust Company, as trustee; (vi) the form of the Junior Subordinated Debentures; (vii) the form of the indenture (the




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Republic Inc.
RBI Capital Trust I
June __, 1997
Page 2

case in the form filed as an exhibit to the Registration Statement; and (viii) the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Company or BBC Capital, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and that, except as set forth in paragraph (1) and (2) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of RBI Capital, the Preferred Securities of RBI Capital, the Guarantee, the Junior Subordinated Debentures and the Indenture, when executed, will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, BBC Capital and others.

         We are qualified to practice law only in the States of Florida and Georgia and the District of Columbia (the "States"), and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the States and the federal law of the United States. Accordingly, the opinions contained herein are expressly limited to the matters of the laws of the States and the federal law of the United States.

         Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that:

         1. After the Indenture has been duly executed and delivered, the Junior Subordinated Debentures, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i)




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Republic Bancshares, Inc.
RBI Capital Trust I
June __, 1997
Page 3

bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

         2. The Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

         We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name under the heading "Validity of Securities" in the Registration Statement.

                                        Very truly yours,

                                        HOLLAND & KNIGHT LLP


                                        By:
                                            ----------------------------
                                            John A. Buchman